UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2025 (November 9, 2025)

VALUE EXCHANGE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10/F, FTLife Tower 18 Sheung Yuet Road Kowloon Bay
Kowloon, Hong Kong SAR 999077
(Address of principal executive offices) (Zip Code)

(852) 2950 4288
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Exchange on which registered
NONE	----	----

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. On November 9, 2025, Robert Trapp submitted his resignation as a non-executive director of, and as a member of the Audit Committee of, the Board of Directors of Value Exchange International, Inc. (“Company”). His resignation was effective as of November 9, 2025. Mr. Trapp was appointed to the Company’s Board of Directors (“Board”) in April 2022. His decision to resign from the Board was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

A copy of Mr. Trapp’s resignation letter is filed as Exhibit 99.1 to this Current Report on Form 8-K. Effective upon Mr. Trapp’s resignation as a director, the size of the Company’s Board of Directors was reduced from nine to eight Directors.

Item 9.01 Financials and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	November 9, 2025 Letter of Resignation by Robert Trapp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE EXCHANGE INTERNATIONAL, INC., a Nevada corporation

By:	/s/ Tan Seng Wee Kenneth	Date: November 11, 2025
Tan Seng Wee Kenneth, Chief Executive Officer and
President

Exhibit Index

Exhibit No.	Exhibit Description

99.1	November 9, 2025 Letter of Resignation by Robert Trapp